CLC HEALTHCARE, INC.

EXHIBIT 21.1

LIST OF SUBSIDIARIES

LTC HEALTHCARE, INC., a Nevada corporation (f/k/a LTC Equity Holding Co.)
(Subsidiary Listing-updated as of December 31, 2001)

Centers for Long Term Care, Inc., a Nevada corporation
Centers for Long Term Care Ancillary Services, Inc., a Nevada corporation
Centers for Long Term Care of Florida, Inc., a Nevada corporation (f/k/a LTC Senior Care, Inc.)
Centers for Long Term Care of Crawfordville, Inc., a Nevada corporation
Centers for Long Term Care of Venice, Inc., a Nevada corporation
Centers for Long Term Care of Georgia, Inc., a Nevada corporation
Centers for Long Term Care of Fort Valley, Inc., a Nevada corporation
Centers for Long Term Care of Jessup, Inc., a Nevada corporation
Centers for Long Term Care of Jonesboro, Inc., a Nevada corporation
Centers for Long Term Care of Roberta, Inc., a Nevada corporation
Centers for Long Term Care of Iowa, Inc., a Nevada corporation
Centers for Long Term Care of Illinois, Inc., a Delaware corporation
Centers for Long Term Care of Kansas, Inc., a Nevada corporation
Centers for Long Term Care of Bonner Springs, Inc., a Nevada corporation
Centers for Long Term Care of Gardner, Inc., a Nevada corporation
Centers for Long Term Care of Olathe, Inc., a Nevada corporation
Centers for Long Term Care of Salina, Inc., a Nevada corporation
Centers for Long Term Care of Texas, Inc., a Nevada corporation
Centers for Long Term Care of Richland Hills, Inc., a Nevada corporation
Centers for Long Term Care of Woodridge, Inc., a Nevada corporation
Centers for Long Term Care of Virginia, Inc., a Nevada corporation
Centers for Long Term Care of Richmond, Inc., a Nevada corporation
Centers for Long Term Care of Tappahannock, Inc., a Nevada corporation

Healthcare Holdings, Inc., a Nevada corporation

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